Exhibit 3.3

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

MERCURY NEW HOLDCO, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Section 13.1-710 of the Virginia Stock Corporation Act (the “VSCA”), executes these articles and states as follows:

I.

The name of the corporation is Mercury New Holdco, Inc. (the “Corporation”).

II.

Article I of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) is hereby amended to change the name of the corporation to “Media General, Inc.” (the “Amendment”).

III.

The foregoing Amendment was duly approved and adopted by written consent of the Corporation’s sole director on March 21, 2014. The sole director of the Corporation submitted the Amendment to the sole shareholder of the Corporation, who approved the Amendment by written consent on March 21, 2014.

IV.

Pursuant to Section 13.1-606 of the VSCA, the effective time of the Amendment shall be 9:33 a.m., Eastern Time, on December 19, 2014.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer as of this 18th day of December, 2014.

MERCURY NEW HOLDCO, INC.

By:	/s/ Andrew C. Carington
Andrew C. Carington
Secretary

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